UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2019

Zuora, Inc.
(Exact name of registrant as specified in its charter)

	Delaware	001-38451	20-5530976
	(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3050 South Delaware Street, Suite 301, San Mateo, California		94403
	(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 425-1281
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
	Class A common stock, $0.0001 par value per share	ZUO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 18, 2019, Zuora, Inc. ("Zuora") held its 2019 Annual Meeting of Stockholders ("Annual Meeting"). At the Annual Meeting, Zuora's stockholders voted on two proposals, which are described in Zuora's definitive proxy statement filed with the Securities and Exchange Commission on May 8, 2019. There were 71,348,026 shares of Zuora's Class A common stock and 21,479,566 shares of Class B common stock present at the Annual Meeting in person or by proxy, which constituted a quorum for the transaction of business. In deciding the proposals at the Annual Meeting, each share of Class A common stock represents one vote and each share of Class B common stock represents ten votes. The final results for the votes regarding each proposal are set forth below.

1.
Proposal 1: Zuora's stockholders elected two Class I directors to Zuora's Board of Directors, to serve until our 2022 annual meeting of stockholders or until such director’s successor is duly elected and qualified, subject to their earlier resignation or removal. The voting results regarding this proposal are set forth below:

Name	For	Withhold	Broker Non-Votes
Timothy Haley	236,658,105	15,533,380	33,952,201
Magdalena Yesil	235,901,494	16,289,991	33,952,201

2.
Proposal 2: Zuora's stockholders ratified the appointment of KPMG LLP as Zuora's independent registered public accounting firm for the fiscal year ending January 31, 2020. The voting results regarding this proposal are set forth below:

For:	285,260,320
Against:	251,244
Abstain:	632,122

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZUORA, INC.
(Registrant)

Dated: June 19, 2019	By:	/s/ Jennifer Pileggi
Jennifer Pileggi
Senior Vice President, General Counsel and Corporate Secretary